UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2024

CRESCENT ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 Travis Street, Suite 7200
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, including Area Code:
(713) 332-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On December 3, 2024, Crescent Energy Company (NYSE: CRGY) (the “Company”) announced the pricing of an underwritten public offering of 21,500,000 shares of its Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), at a price to the public of $14.00 per share, pursuant to a registration statement on Form S-3 (File No. 333-277702) (the “Registration Statement”) filed previously with the U.S. Securities and Exchange Commission (the “Commission”). Pursuant to the Underwriting Agreement (as defined below), the Company granted the Underwriters (as defined below) a 30-day option to purchase up to 3,225,000 additional shares of Class A Common Stock, which option was exercised in full on December 4, 2024. A copy of the news release announcing the pricing of the Equity Offering (as defined below) is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 4, 2024, Crescent Energy Finance LLC, a Delaware limited liability company (the “Issuer”) and indirect subsidiary of the Company, issued a news release announcing the pricing of $400 million aggregate principal amount of its 7.625% Senior Notes due 2032 (the “New Notes”). A copy of the news release announcing the pricing of the Notes Offering (as defined below) is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.
The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 8.01.    Other Events.
Underwriting Agreement

On December 3, 2024, the Company and the several underwriters named in Schedule A thereto (collectively, the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth therein, 21,500,000 shares of Class A Common Stock (the “Equity Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 3,225,000 additional shares of Class A Common Stock, which option was exercised in full on December 4, 2024. The material terms of the Equity Offering are described in the prospectus supplement, dated December 3, 2024 (the “Prospectus Supplement”), filed by the Company with the Commission on December 4, 2024, pursuant to Rule 424(b) under the Securities Act. Immediately following the close of the Equity Offering, the Company will have 187,116,343 Class A shares outstanding and 253,064,467 total Class A and Class B shares outstanding.

The Equity Offering closed on December 5, 2024, and the Company received proceeds from the Equity Offering of approximately $330,573,250 (inclusive of the proceeds received from the Underwriters’ exercise of the option), less the underwriting discounts and commissions. As described in the Prospectus Supplement, the Company intends to use the net proceeds from the Equity Offering to fund a portion of the consideration for the previously announced acquisition of Ridgemar (Eagle Ford) LLC (the “Ridgemar Acquisition”), which is expected to close in the first quarter of 2025, subject to customary closing conditions and regulatory approvals. Pending the use of proceeds described in the previous sentence, the proceeds from the Equity Offering will be used to temporarily reduce the borrowings outstanding under the Issuer’s revolving credit facility. If the Ridgemar Acquisition is not completed, the proceeds of the Equity Offering will be used to reduce the borrowings outstanding under the Issuer’s revolving credit facility or for general corporate purposes.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. As more fully described under the caption “Underwriting (Conflict of Interests)” in the Prospectus Supplement, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our respective affiliates, for which they received or will receive customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

A copy of the legal opinion of Vinson & Elkins L.L.P. relating to the validity of the issuance and sale of the Class A Common Stock in the Equity Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Purchase Agreement
On December 4, 2024, the Issuer and certain of its subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC (the “Representative”), as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the offering (the “Notes Offering”) of the New Notes. The net proceeds from the Notes Offering received by the Issuer were approximately $392.7 million, after deducting the Initial Purchasers’ discount and estimated offering expenses, but excluding accrued interest payable by the purchasers of the New Notes.
The Issuer intends to use the net proceeds from the Notes Offering, together with the net proceeds of the Equity Offering, to fund the cash portion of the consideration for the Ridgemar Acquisition. Pending the use of proceeds described in the previous sentence, the proceeds from each of the Notes Offering and the Equity Offering will be used to temporarily reduce the borrowings outstanding under the Issuer’s revolving credit facility and any remaining for general corporate purposes. If the Ridgemar Acquisition is not completed, the proceeds of the Notes Offering will be used to reduce the borrowings outstanding under the Issuer’s revolving credit facility or for general corporate purposes. The Notes Offering is not contingent on the completion of the Ridgmar Acquisition or the Equity Offering, and neither the Ridgemar Acquisition nor the Equity Offering is conditioned on the completion of the Notes Offering.
The New Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the New Notes only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The New Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes Offering is expected to close on December 11, 2024.
The Purchase Agreement contains customary representations, warranties and agreements by the Issuer and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Issuer and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Issuer and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuer or the Guarantors having more than one year until maturity for a period of 60 days after the date of the Purchase Agreement without the prior written consent of the Representative.
Certain of the Initial Purchasers and/or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Issuer, for which they received or will receive customary fees and expenses. For example, certain of the Initial

Purchasers and/or their affiliates are lenders under the Issuer’s revolving credit facility and therefore may receive a portion of the net proceeds from the Notes Offering. In particular, an affiliate of Wells Fargo Securities, LLC is the administrative agent under the Issuer’s revolving credit facility. Accordingly, any such Initial Purchasers and/or their affiliates may receive a portion of the net proceeds from the Notes Offering to the extent any such proceeds are used to repay amounts outstanding thereunder. In addition, KKR Capital Markets LLC, an affiliate of the Company, will act as an Initial Purchaser pursuant to the Purchase Agreement and may receive proceeds upon resale of the New Notes. In the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated as of December 3, 2024, by and among Crescent Energy Company and the several underwriters named in Schedule A thereto.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).
99.1	Press Release announcing the pricing of the Equity Offering, dated December 3, 2024.
99.2	Press Release announcing the pricing of the Notes Offering, dated December 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 5, 2024

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel
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